UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                   May 11, 2018

BCB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-50275	26-0065262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C, Bayonne, NJ	07002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(201) 823-0700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Other Events

On May 11, 2018, BCB Bancorp, Inc. (“BCB”) amended its Restated Certificate of Incorporation to revise Article V (the “Amendment”) to create new Series E Noncumulative Perpetual Preferred Stock (the “Series E Preferred Stock”) and Series F Noncumulative Perpetual Preferred Stock (the “Series F Preferred Stock”). The Amendment sets forth the number of shares to be included in each such new series, and to fix the designation, powers, preferences, and rights of the shares of each series and any qualifications, limitations or restrictions thereof. The Amendment to the Restated Certificate of Incorporation was approved by the Board of Directors of the Company on June 7, 2017. The Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to the Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB Bancorp, Inc.
(Registrant)

Date:	May 11, 2018	/s/ Thomas P. Keating
Name: Thomas P. Keating Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS FILED HEREWITH

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to the Restated Certificate of Incorporation

3